Exhibit 99.1

PCSB Financial Corporation Announces Third Quarter Results and Declares Quarterly Cash Dividend

Yorktown Heights, New York; April 26, 2018 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $2.2 million, or $0.13 per basic and diluted share, for the three months ended March 31, 2018 compared to $2,000, or $0.00 per basic and diluted share, for the quarter ended December 31, 2017 and $1.9 million for the three months ended March 31, 2017. For the nine months ended March 31, 2018, net income was $3.9 million, or $0.23 per basic and diluted share, compared to $5.0 million for the nine months ended March 31, 2017. Results for the nine months ended March 31, 2018 include a $1.6 million tax re-measurement charge associated with federal tax law changes enacted in the second quarter.

The following nonrecurring items were recorded in the periods indicated:

•

In connection with the passage of the Tax Cuts and Jobs Act, the Company recorded a $1.6 million charge to income tax expense for the nine months ended March 31, 2018, including a $182,000 benefit recorded in the current quarter, primarily reflecting a write-down of our deferred tax assets resulting from a decrease in the corporate income tax rate from 34% to 21%.

•	A $173,000 pre-tax gain on sale of securities recorded during the nine months ended March 31, 2018.
•

A $919,000 pre-tax curtailment of the Bank’s defined benefit plan resulting in a reduction to the salaries and benefits component of noninterest expense recorded in the three and nine months ended March 31, 2017.

•	A $1.6 million settlement on an acquired loan included in other noninterest income in the nine months ended March 31, 2017.
•	A $521,000 lease write-down expense in the nine months ended March 31, 2017.

On a non-GAAP basis, which excludes the nonrecurring items discussed above, the Company recorded net income of $2.0 million and $5.4 million for the three and nine months ended March 31, 2018, or $0.12 and $0.32 per diluted share, respectively. This compares to non-GAAP net income of $1.3 and $3.7 million for the three and nine months ended March 31, 2017. Reconciliations of GAAP to non-GAAP measures begin on page 12.

Effective April 20, 2017, PCSB Bank completed its mutual-to-stock conversion and the Company completed its related initial public offering. Accordingly, financial results for dates and periods prior to April 20, 2017 are for the Bank only.

President’s Comments

Commenting on the Company's results, Joseph D. Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation, said, "I am proud of the Company's accomplishment as we bring to a close our one-year anniversary as a public company. Some of these accomplishments include a $77.1 million (9.5%) increase in net loans from June 30, 2017, along with a 15.0% increase in net interest income leading to continued earnings growth and operating efficiency. Additionally, we continue to reduce problem assets as the Bank's non-performing asset to total assets declined to 0.50% at March 31, 2018 from 0.91% at June 30, 2017. These results continue to follow our strategy to leverage our capital in a safe and disciplined way in order to maximize stockholder value. We also continue to be focused on capital management and I am pleased to announce our first quarterly cash dividend of $0.03 per share."

Income Statement Summary

Net interest income increased $1.2 million, or 13.2%, to $10.1 million for the three months ended March 31, 2018, compared to the same period in 2017 and decreased $43,000 from the previous quarter.  The increase in net interest income compared to the prior year is a result of a $172.6 million increase in average net interest earning assets and a 3 basis point increase in the net interest margin. The increase in net interest earning assets is due to the Company deploying the capital raised in the initial public offering into loans receivable and investments. The net interest margin was 2.99% for the three months ended March 31, 2018, increasing from 2.96% for the three months ended March 31, 2017 and down slightly from 3.00% for the three months ended December 31, 2017.

The provision for loan losses decreased $181,000 to $54,000 for the three months March 31, 2018 compared to the same period in 2017 due to increases in specific reserves on impaired loans in the prior year period.  The provision for loan losses decreased $146,000 compared to prior quarter due primarily to recoveries realized in the current quarter.  Recoveries, net of charge-offs, were $99,000 for the three months ended March 31, 2018, compared to

1

charge-offs net of recoveries, of $997,000 for the three months ended December 31, 2017 and $33,000 for the three months ended March 31, 2017.  Loans classified as substandard and doubtful decreased $1.0 million or 5.2% to $19.6 million at March 31, 2018 from $20.6 million at December 31, 2017 and decreased $5.6 million or 22.2% from $25.1 million at June 30, 2017. Non-performing loans were 0.80% of gross loans as of March 31, 2018, down from 0.97% as of December 31, 2017 and 1.48% as of June 30, 2017.

Noninterest income decreased $114,000 to $512,000 for the three months ended March 31, 2018 compared to the same period in 2017, primarily due to higher loan-related fees earned in the prior year period, and decreased $180,000 from the three months ended December 31, 2017, due primarily to higher loan-related fees and nonrecurring rental income on the settlement of a nonperforming asset earned in the prior quarter.

Noninterest expense increased $1.3 million to $7.8 million for the three months ended March 31, 2018 compared to the same period in 2017 and decreased $292,000 from the three months ended December 31, 2017. The $1.3 million increase was caused primarily by increases in salaries and employee benefits, primarily reflecting a $919,000 curtailment gain recognized in the prior year period related to the defined benefit pension plan, $192,000 of net increases in other retirement expenses, including ESOP expense which commenced in April 2017, and a $181,000 increase in salaries expense due primarily to increased staffing. Additionally, salaries and employee benefits expense increased $2.2 million to $14.4 million for the nine months ended March 31, 2018 compared to the prior year, primarily due to a $1.8 million increase in ESOP expense and a $598,000 increase due to additional headcount, partially offset by a $73,000 net decrease in defined benefit pension and other retirement plan costs. Occupancy expense and other operating expenses were unchanged compared to the prior year quarter as increases in Director and Officer insurance expense and other professional fees associated with being a public company were offset by lower FDIC assessments and expenses on foreclosed real estate. The $292,000 decrease in noninterest expense from the three months ended December 31, 2017 was primarily due to a loss recorded on a receivable in the three months ended December 31, 2017 as well as lower advertising costs.

Income tax expense decreased $287,000 or 32.7% to $591,000 for the three months ended March 31, 2018 compared to the same period in 2017 due to a $182,000 tax benefit from the adjustment of the re-measurement charge associated with the recent tax reform and the related reduction of the corporate income tax rate from 34% to 21%. The effective income tax rate was 21.4% (27.9% excluding the effects of the current quarter re-measurement charge) for the three months ended March 31, 2018 as compared to 31.7% for the three months ended March 31, 2017. Income tax expense decreased $2.0 million compared to the three months ended December 31, 2017 due primarily to the $1.8 million deferred tax re-measurement charge recorded in the prior quarter.

Balance Sheet Summary

Total assets increased $30.5 million to $1.46 billion at March 31, 2018 from $1.43 billion at June 30, 2017.  This increase was primarily due to an increase of $77.1 million in net loans receivable, partially offset by decreases of $24.0 million and $21.8 million in cash and cash equivalents and total investment securities, respectively. The $77.1 million increase in net loans included increases of $47.2 million in commercial mortgage loans, $36.1 million in residential mortgage loans, and $2.6 million in commercial loans, partially offset by decreases of $6.3 million in construction loans and $3.7 million in home equity lines of credit. Loan growth was funded by decreases in cash and cash equivalents and investment securities, as well as increased FHLB advances.

Total liabilities increased $25.7 million to $1.17 billion at March 31, 2018 from $1.15 billion at June 30, 2017.  This increase was primarily due to a $26.3 million increase in advances from FHLB.

Total shareholders’ equity increased $4.9 million to $284.7 million at March 31, 2018 from $279.8 million at June 30, 2017.  This increase was primarily due to net income of $3.9 million and a $1.7 million reduction in unearned ESOP shares for plan shares earned during the period, partially offset by other comprehensive losses of $861,000 due largely to increased unrealized losses in the available for sale investment securities portfolio driven by increased market interest rates.  At March 31, 2018, the Company’s book value per share and tangible book value per share were $15.67 and $15.31, respectively, compared to $15.41 and $15.04, respectively, at June 30, 2017.  For reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure), see page 14. At March 31, 2018, the Bank was considered “well capitalized” under applicable regulatory guidelines.

Dividend

The Board of Directors has declared a regular quarterly cash dividend of $0.03 per share. The dividend is payable on or about May 25, 2018 to stockholders of record on May 11, 2018.

2

About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered stock savings bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

3

PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	March 31,	June 30,
	2018	2017
ASSETS
Cash and due from banks	$35,307	$59,115
Federal funds sold	1,198	1,371
Cash and cash equivalents	36,505	60,486
Investment Securities:
Held to maturity investment securities, at amortized cost (fair value of $357,761 and $383,588, respectively)	366,362	383,551
Available for sale securities, at fair value	107,321	111,889
Total investment securities	473,683	495,440
Loans receivable, net of allowance for loan losses of $4,624 and $5,150, respectively	886,718	809,648
Accrued interest receivable	4,458	3,693
Federal Home Loan Bank stock	4,112	3,132
Premises and equipment, net	12,522	12,959
Deferred tax asset, net	2,832	4,770
Foreclosed real estate	142	977
Bank-owned life insurance	23,609	23,179
Goodwill	6,106	6,106
Other intangible assets	463	559
Other assets	5,819	5,509
Total assets	$1,456,969	$1,426,458
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$960,666	$952,109
Non-interest bearing deposits	127,319	136,352
Total deposits	1,087,985	1,088,461
Mortgage escrow funds	7,596	8,084
Advances from Federal Home Loan Bank	68,872	42,598
Other liabilities	7,856	7,469
Total liabilities	1,172,309	1,146,612
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of March 31, 2018 and June 30, 2017, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,165,110 shares issued and outstanding as of March 31, 2018 and June 30, 2017, respectively)	182	182
Additional paid in capital	178,795	177,993
Retained earnings	126,200	121,148
Unallocated common stock of Employee Stock Ownership Plan ("ESOP")	(13,324)	(14,262)
Accumulated other comprehensive loss, net of income taxes	(7,193)	(5,215)
Total shareholders' equity	284,660	279,846
Total liabilities and shareholders' equity	$1,456,969	$1,426,458

4

PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Interest and dividend income
Loans receivable	$9,103	$8,493	$27,092	$25,256
Investment securities	2,368	1,633	6,882	4,643
Federal funds and other	177	150	628	336
Total interest and dividend income	11,648	10,276	34,602	30,235
Interest expense
Deposits	1,380	1,263	3,954	3,839
FHLB advances	125	55	443	136
Total interest expense	1,505	1,318	4,397	3,975
Net interest income	10,143	8,958	30,205	26,260
Provision for loan losses	54	235	389	823
Net interest income after provision for loan losses	10,089	8,723	29,816	25,437
Noninterest income
Fees and service charges	241	353	810	955
Gains on sales of securities, net	-	-	173	-
Bank-owned life insurance	136	146	430	474
Settlement on acquired loan	-	-	-	1,615
Other	135	127	505	393
Total noninterest income	512	626	1,918	3,437
Noninterest expense
Salaries and employee benefits	4,755	3,495	14,391	12,189
Occupancy and equipment	1,326	1,362	3,904	4,497
Professional fees	465	273	1,257	858
Advertising	112	135	456	364
Postage, printing, stationary and supplies	161	140	435	404
FDIC assessment	93	160	235	481
Amortization of intangible assets	32	36	97	109
Other operating expenses	889	979	3,077	2,670
Total noninterest expense	7,833	6,580	23,852	21,572
Net income before income tax expense	2,768	2,769	7,882	7,302
Income tax expense	591	878	3,947	2,283
Net income	$2,177	$1,891	$3,935	$5,019

Earnings per common share:
Basic	$0.13	n/a	$0.23	n/a
Diluted	$0.13	n/a	$0.23	n/a

Weighted average common share - basic and diluted	16,820,726	n/a	16,789,131	n/a

5

PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three months ended March 31,
	2018			2017
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$843,557	$9,103	4.32%	$773,022	$8,493	4.40%
Investment securities	471,932	2,368	2.01	379,364	1,633	1.72
Other interest-earning assets	42,860	177	1.68	59,915	150	1.02
Total interest-earning assets	1,358,349	11,648	3.44	1,212,301	10,276	3.39
Non-interest-earning assets	56,874			61,354
Total assets	$1,415,223			$1,273,655

Liabilities and equity:
NOW accounts	$113,178	49	0.18	$139,306	54	0.17
Money market accounts	42,448	50	0.48	31,689	21	0.26
Savings accounts and escrow	496,574	297	0.24	523,045	315	0.24
Time deposits	314,815	984	1.27	311,092	873	1.14
Total interest-bearing deposits	967,015	1,380	0.58	1,005,132	1,263	0.52
Federal Home Loan Bank advances	27,444	125	1.84	15,920	55	1.38
Total interest-bearing liabilities	994,459	1,505	0.62	1,021,052	1,318	0.52
Non-interest-bearing deposits	129,905			125,774
Other non-interest-bearing liabilities	6,719			12,617
Total liabilities	1,131,083			1,159,443
Total shareholders' equity	284,140			114,212
Total liabilities and shareholders' equity	$1,415,223			$1,273,655

Net interest income		$10,143			$8,958
Interest rate spread (1)			2.82			2.87
Net interest margin (2)			2.99			2.96
Average interest-earning assets to interest-bearing liabilities	136.59%			118.73%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

6

PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Nine months ended March 31,
	2018			2017
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$828,138	$27,092	4.36%	$770,567	$25,256	4.37%
Investment securities	477,199	6,882	1.92	372,358	4,643	1.66
Other interest-earning assets	55,502	628	1.51	59,838	336	0.75
Total interest-earning assets	1,360,839	34,602	3.39	1,202,763	30,235	3.35
Non-interest-earning assets	57,927			58,405
Total assets	$1,418,766			$1,261,168

Liabilities and equity:
NOW accounts	$113,365	146	0.17	$118,304	142	0.16
Money market accounts	33,854	93	0.37	31,658	63	0.26
Savings accounts and escrow	508,259	930	0.24	526,735	970	0.25
Time deposits	306,527	2,785	1.21	318,214	2,664	1.12
Total interest-bearing deposits	962,005	3,954	0.55	994,911	3,839	0.52
Federal Home Loan Bank advances	34,712	443	1.70	12,583	136	1.43
Total interest-bearing liabilities	996,717	4,397	0.59	1,007,494	3,975	0.52
Non-interest-bearing deposits	131,629			126,559
Other non-interest-bearing liabilities	7,590			14,468
Total liabilities	1,135,936			1,148,521
Total shareholders' equity	282,830			112,647
Total liabilities and shareholders' equity	$1,418,766			$1,261,168

Net interest income		$30,205			$26,260
Interest rate spread (1)			2.80			2.83
Net interest margin (2)			2.96			2.91
Average interest-earning assets to interest-bearing liabilities	136.53%			119.38%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

7

PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Condensed Balance Sheets
Cash and cash equivalents	$36,505	$77,106	$34,733	$60,486	$178,409
Total investment securities	473,683	470,360	475,823	495,440	391,359
Loans receivable, net	886,718	838,120	839,963	809,648	776,756
Other assets	60,063	57,682	61,187	60,884	60,797
Total assets	$1,456,969	$1,443,268	$1,411,706	$1,426,458	$1,407,321

Total deposits and escrow	$1,095,581	$1,122,558	$1,086,662	$1,096,545	$1,121,201
Advances from Federal Home Loan Bank	68,872	30,720	35,750	42,598	24,446
Other liabilities	7,856	7,579	7,209	7,469	144,404
Total liabilities	1,172,309	1,160,857	1,129,621	1,146,612	1,290,051
Total shareholders' equity	284,660	282,411	282,085	279,846	117,270
Total liabilities and shareholders' equity	$1,456,969	$1,443,268	$1,411,706	$1,426,458	$1,407,321

	Quarter Ended					Nine Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	March 31, 2018	March 31, 2017
Condensed Income Statements
Interest income	$11,648	$11,657	$11,297	$10,723	$10,276	$34,602	$30,235
Interest expense	1,505	1,471	1,421	1,318	1,318	4,397	3,975
Net interest income	10,143	10,186	9,876	9,405	8,958	30,205	26,260
Provision for loan losses	54	200	135	-	235	389	823
Noninterest income	512	692	714	647	626	1,918	3,437
Noninterest expense	7,833	8,125	7,894	12,859	6,580	23,852	21,572
Income before income tax expense (benefit)	2,768	2,553	2,561	(2,807)	2,769	7,882	7,302
Income tax expense (benefit)	591	2,551	805	(1,017)	878	3,947	2,283
Net income (loss)	$2,177	$2	$1,756	$(1,790)	$1,891	$3,935	$5,019

Earnings per share:
Basic	$0.13	$0.00	$0.10	n/a	n/a	$0.23	n/a
Diluted	$0.13	$0.00	$0.10	n/a	n/a	$0.23	n/a

8

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended					Nine Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	March 31, 2018	March 31, 2017
Performance Ratios (1):
Return on average assets	0.62%	0.00%	0.49%	(0.50%)	0.59%	0.37%	0.53%
Return on average equity	3.06%	0.00%	2.44%	(2.69%)	6.62%	1.86%	5.94%
Interest rate spread	2.82%	2.85%	2.74%	2.69%	2.87%	2.80%	2.83%
Net interest margin	2.99%	3.00%	2.89%	2.81%	2.96%	2.96%	2.91%
Adjusted Efficiency ratio (2)	73.51%	74.69%	75.78%	78.18%	78.24%	74.65%	78.24%

Noninterest income to average assets	0.14%	0.20%	0.20%	0.18%	0.20%	0.18%	0.36%
Noninterest expense to average assets	2.21%	2.30%	2.20%	3.60%	2.07%	2.24%	2.28%

Average interest-earning assets to average interest-bearing liabilities	136.59%	136.51%	136.50%	130.71%	118.73%	136.53%	119.38%
Equity to assets (3)	20.08%	20.00%	20.10%	18.65%	8.97%	19.93%	8.93%

9

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Loans to deposits	81.50%	75.21%	77.65%	74.38%	69.70%

Share Data:
Shares outstanding	18,165,110	18,165,110	18,165,110	18,165,110	n/a
Book value per common share	$15.67	$15.55	$15.53	$15.41	n/a
Tangible book value per common share (4)	$15.31	$15.18	$15.16	$15.04	n/a

Asset Quality Ratios:
Non-performing assets	$7,307	$8,191	$12,354	$13,049	$13,363
Allowance for loan losses as a percent of total gross loans	0.52%	0.53%	0.62%	0.63%	0.62%
Allowance for loan losses as a percent of non-performing loans	64.54%	54.58%	48.53%	42.66%	41.58%
Non-performing loans as a percent of total loans	0.80%	0.97%	1.35%	1.48%	1.49%
Non-performing assets as a percent of total assets	0.50%	0.57%	0.88%	0.91%	0.95%

Net charge-offs (recoveries)	$(99)	$997	$17	$(320)	$33
Net charge-offs (recoveries) to average outstanding loans during the period	(0.05%)	0.48%	0.01%	(0.16%)	0.02%

Capital Ratios (5):
Tier 1 capital (to adjusted total assets)	13.97%	13.84%	13.52%	13.65%	9.13%
Common equity Tier 1 capital (to risk-weighted assets)	21.16%	21.64%	21.13%	21.69%	13.99%
Tier 1 capital (to risk-weighted assets)	21.16%	21.64%	21.13%	21.69%	13.99%
Total capital (to risk-weighted assets)	21.65%	22.13%	21.71%	22.27%	14.57%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business.

(3) Represents average shareholders' equity divided by average total assets.

(4) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding.  We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets.

(5) Represents Bank ratios.

10

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolio (unaudited)

(amounts in thousands)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Mortgage loans:
Residential mortgages	$253,847	$213,716	$215,551	$217,778	$219,797
Commercial mortgage	484,810	481,169	469,983	437,651	394,738
Construction	16,098	16,379	23,104	22,404	28,518
Net deferred loan origination costs	1,203	210	384	397	472
	755,958	711,474	709,022	678,230	643,525
Commercial and consumer loans:
Commercial loans	35,897	31,276	31,407	33,297	35,420
Other loans secured	47,770	46,056	48,460	46,802	46,874
Home equity credit lines	38,220	40,158	42,044	41,927	40,323
Consumer and installment loans	12,773	12,860	13,526	13,765	14,659
Net deferred loan origination costs	724	767	772	777	785
	135,384	131,117	136,209	136,568	138,061
Total loans receivable	891,342	842,591	845,231	814,798	781,586
Allowance for loan loss	(4,624)	(4,471)	(5,268)	(5,150)	(4,830)
Loans receivable, net	$886,718	$838,120	$839,963	$809,648	$776,756

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Demand deposits	$127,319	$150,830	$133,461	$136,361	$135,568
Now accounts	114,899	118,462	110,646	115,527	112,746
Money market accounts	40,374	31,021	28,590	29,097	31,895
Savings	482,968	502,469	504,291	512,697	526,347
Time deposits	322,425	311,547	304,719	294,779	307,913
Total deposits	$1,087,985	$1,114,329	$1,081,707	$1,088,461	$1,114,469

11

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Computation of Adjusted Net Income and Earnings Per Share
Net income	$2,177	$1,891	$3,935	$5,019
Adjustments:
Deferred tax re-measurement (benefit) charge	(182)	-	1,570	-
Defined benefit pension plan curtailment (1)	-	(607)	-	(607)
Write-down of operating lease obligation (1)	-	-	-	344
Settlement on acquired loan (1)	-	-	-	(1,066)
Gain on sale of securities (1)	-	-	(114)	-
Adjusted net income	$1,995	$1,284	$5,391	$3,690

Average number of common shares outstanding used to calculate basic earnings per common share	16,820,726	n/a	16,789,131	n/a

Adjusted earnings per common share (basic and diluted):	$0.12	n/a	$0.32	n/a

Computation of Adjusted Effective Tax Rate
Net income before income tax expense	$2,768	$2,769	$7,882	$7,302

Income tax expense	591	878	3,947	2,283
Adjustments:
Deferred tax re-measurement benefit (charge)	182	-	(1,570)	-
Adjusted income tax expense	$773	$878	$2,377	$2,283

Effective tax rate	21.4%	31.7%	50.1%	31.3%
Adjusted effective tax rate	27.9%	31.7%	30.2%	31.3%

(1) Amounts net of tax.

12

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Nine Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	March 31, 2018	March 31, 2017
Computation of Efficiency Ratio
Noninterest expense	$7,833	$8,125	$7,894	$12,859	$6,580	$23,852	$21,572
Adjustments:
PCSB Community Foundation contribution	-	-	-	(5,000)	-	-	-
Defined benefit pension plan curtailment	-	-	-	-	919	-	919
Write-down of operating lease obligation	-	-	-	-	-	-	(521)
Adjusted noninterest expense	$7,833	$8,125	$7,894	$7,859	$7,499	$23,852	$21,970

Net interest income	$10,143	$10,186	$9,876	$9,405	$8,958	$30,205	$26,260
Noninterest income	512	692	714	647	626	1,918	3,437
Total revenue	10,655	10,878	10,590	10,052	9,584	32,123	29,697
Adjustments:
Settlement on acquired loan	-	-	-	-	-	-	(1,615)
Gain on sale of securities	-	-	(173)	-	-	(173)	-
Adjusted operating revenue	$10,655	$10,878	$10,417	$10,052	$9,584	$31,950	$28,082

Efficiency ratio	73.51%	74.69%	74.54%	127.92%	68.66%	74.25%	72.64%
Adjusted efficiency ratio	73.51%	74.69%	75.78%	78.18%	78.24%	74.65%	78.24%

13

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Computation of Tangible Book Value per Common Share
Total shareholders' equity	$284,660	$282,411	$282,085	$279,846	$117,270
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	284,660	282,411	282,085	279,846	117,270
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(463)	(495)	(527)	(559)	(593)
Tangible common shareholders' equity	$278,091	$275,810	$275,452	$273,181	$110,571

Common shares outstanding	18,165,110	18,165,110	18,165,110	18,165,110	n/a

Book value per share	$15.67	$15.55	$15.53	$15.41	n/a
Adjustments:
Effects of intangible assets	(0.36)	(0.37)	(0.37)	(0.37)	n/a

Tangible book value per common share	$15.31	$15.18	$15.16	$15.04	n/a

14